TEXAS INDUSTRIES, INC.
MANAGEMENT DEFERRED COMPENSATION PLAN

ELECTION AGREEMENT

This Election Agreement (this “Election Agreement”) is entered into between the undersigned participant (“Participant”) and TEXAS INDUSTRIES, INC. (the “Company”), on the date of Participant's signature shown below, pursuant to the Texas Industries, Inc. Management Deferred Compensation Plan (the “Plan”). The attached Elections to Defer (whether one or more, the “Elections”) and Restricted Stock Unit Agreement (the “RSU Agreement”) are incorporated by reference into and made a part of this Election Agreement.

(1)    I elect to defer the portions of my compensation described in the attached Elections.

(2)    I understand and acknowledge that this Election Agreement will be irrevocable. If the Plan terminates prior to the date the RSUs and Matching RSUs are settled, the RSUs and Matching RSUs will be settled at the time and in the manner set forth in this Election Agreement and RSU Agreement and the Plan. Notwithstanding the foregoing, the Company may terminate the Plan and provide for accelerated payments and distributions of all amounts owed pursuant to this Election Agreement and the RSU Agreement to the extent such accelerated payment is permitted for purposes of Section 409A of the Internal Revenue Code.

(3)    I understand and acknowledge that this election will not apply to any cash payments or restricted stock unit awards other than those described in the attached Elections. A new election must be submitted for any payments or awards related to subsequent years.

(4)    I acknowledge that I have received and reviewed a copy of the Plan and the RSU Agreement. The RSU Agreement and the Plan will govern the terms and conditions applicable to the RSUs and Matching RSUs awarded pursuant to this Election Agreement, and I agree to be bound by the terms and provisions thereof. Capitalized terms that are used but not otherwise defined herein shall have the meaning prescribed in the Plan and the RSU Agreement.

Participant's Signature: _______________________________________    Date: ____________

Participant's Name Printed: ___________________________________________________

Texas Industries, Inc.

By: _______________________________________________________    Date: _____________
Name:
Title:
ELECTION TO DEFER

Annual Incentive Payment

(1)    I hereby elect to defer the following portion of any amount otherwise payable to me as my annual cash incentive payment (“Annual Incentive Payment”) pursuant to the Company's [_____ Annual Incentive Plan], which normally would be paid in July [____], and to receive an award of RSUs under the Plan in lieu of such amount:

(a)	percent (not to exceed 100%),

(b)	$___________________________ (or the total amount of the Annual Incentive Payment, if less), or

(c)	The lesser of percent (not to exceed 100%) or $_____________________.

(2)    I understand that FICA and other employment taxes will be due on the total amount of my Annual Incentive Payment, including the amount I elect to defer. I agree that to the extent that the remaining amount of my Annual Incentive Payment (after deduction of the amount I elect to defer) is not sufficient to pay the FICA and other employment taxes plus the federal income tax due on such remaining amount, the shortfall will be deducted from my regular paycheck and any other amounts due to me.

(3)    I understand and acknowledge that the number of RSUs that will be credited to my Plan account on the applicable Award Date on account of this election will be determined in the manner provided in the Plan and the attached RSU Agreement.

(4)    I understand and acknowledge that the Company will make a grant of Matching RSUs that will be credited to my Plan account on the applicable Award Date in an amount equal to [__%] of the RSUs that are credited to my Plan account in accordance with this election.

(5)    I hereby elect to receive payment with respect to my RSUs and Matching RSUs awarded pursuant to this election on the ______ anniversary of the applicable Award Date (this may not be earlier than the fourth anniversary). I understand that I could become entitled to an earlier payment pursuant to the terms of the Plan or the RSU Agreement.

Participant's Initials: ________ELECTION TO DEFER

Long-Term Incentive Payment

(1)    I hereby elect to defer the following portion of any amount otherwise payable to me as my long-term cash incentive payment (“Long-Term Incentive Payment”) pursuant to the Company's [Three Year Incentive Plan for the three fiscal years ending May 31, _____], which normally would be paid in July [____], and to receive an award of RSUs under the Plan in lieu of such amount:

(a)	percent (not to exceed 100%),

(b)	$___________________________ (or the total amount of the Long-Term Incentive Payment, if less), or

(c)	The lesser of percent (not to exceed 100%) or $_____________________.

(2)    I understand that FICA and other employment taxes will be due on the total amount of my Annual Incentive Payment, including the amount I elect to defer. I agree that to the extent that the remaining amount of my Annual Incentive Payment (after deduction of the amount I elect to defer) is not sufficient to pay the FICA and other employment taxes plus the federal income tax due on such remaining amount, the shortfall will be deducted from my regular paycheck and any other amounts due to me.

(3)    I understand and acknowledge that the number of RSUs that will be credited to my Plan account on the applicable Award Date on account of this election will be determined in the manner provided in the Plan and the attached RSU Agreement.

(4)    I understand and acknowledge that the Company will make a grant of Matching RSUs that will be credited to my Plan account on the applicable Award Date in an amount equal to [__%] of the RSUs that are credited to my Plan account in accordance with this election.

(5)    I hereby elect to receive payment with respect to my RSUs and Matching RSUs awarded pursuant to this election on the ______ anniversary of the applicable Award Date (this may not be earlier than the fourth anniversary). I understand that I could become entitled to an earlier payment pursuant to the terms of the Plan or the RSU Agreement.

Participant's Initials: ________ELECTION TO DEFER

Restricted Stock Unit Award

(1)    I hereby elect to defer the following portion of any restricted stock units otherwise awarded to me under the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan (“2004 Omnibus Plan”), which normally would be awarded in July [____], and to receive an award of RSUs under the Plan in lieu of such award:

(a)	percent (not to exceed 100%) rounded down to the nearest whole restricted stock unit,

(b)	_____________________ restricted stock units (or the total restricted stock units awarded, if less), or

(c)	The lesser of percent (not to exceed 100%) rounded down to the nearest whole restricted stock unit or _________________ restricted stock units.

(2)    I understand and acknowledge that the number of RSUs that will be credited to my Plan account on the applicable Award Date on account of this election will be equal to the number of restricted stock units that I elect to defer.

(3)    I understand and acknowledge that the Company will make a grant of Matching RSUs that will be credited to my Plan account on the applicable Award Date in a number equal to [__%] of the number of RSUs that are credited to my Plan account in accordance with this election.

(4)    I hereby elect to receive payment with respect to my RSUs and Matching RSUs awarded pursuant to this election on the _____ anniversary of the applicable Award Date (this may not be earlier than the fourth anniversary). I understand that I could become entitled to an earlier payment pursuant to the terms of the Plan or the RSU Agreement.

(5)    I further understand and acknowledge that the RSUs and Matching RSUs to be awarded pursuant to this election will be subject to the terms and conditions of the Plan and the attached RSU Agreement, and will not be subject to the terms of the 2004 Omnibus Plan or to the terms of the award of restricted stock units under the 2004 Omnibus Plan that I otherwise would have received but for this election, and that the terms and conditions of the RSUs under this Plan are different than the terms and conditions of an award under the 2004 Omnibus Plan.

(6)    This Election to Defer a portion of any restricted stock units otherwise awarded to me under the 2004 Omnibus Plan will not be valid unless an election to defer all or a portion of such award on the Effective Date would comply with the rules regarding the timing of an initial deferral election of such amount for purposes of Code Section 409A.

Participant's Initials: ________
ELECTION TO DEFER

Cash Director's Fee

(1)    I hereby elect to defer the following portion of any amount otherwise payable to me as my annual cash director's fee (“Cash Director's Fee”), which normally would be paid in January [____], and to receive an award of RSUs under the Plan in lieu of such amount:

(a)	percent (not to exceed 100%),

(b)	$___________________________(or the total amount of the Cash Director's Fee, if less), or

(c)	The lesser of percent (not to exceed 100%) or $_____________________.

(2)    I understand and acknowledge that the number of RSUs that will be credited to my Plan account on the applicable Award Date on account of this election will be determined in the manner provided in the Plan and the attached RSU Agreement.

(3)    I understand and acknowledge that the Company will make a grant of Matching RSUs that will be credited to my Plan account on the applicable Award Date in an amount equal to [__%] of the RSUs that are credited to my Plan account in accordance with this election.

(4)    I hereby elect to receive payment with respect to my RSUs and Matching RSUs awarded pursuant to this election on the ______ anniversary of the applicable Award Date (this may not be earlier than the fourth anniversary). I understand that I could become entitled to an earlier payment pursuant to the terms of the Plan or the RSU Agreement.

(5)    Notwithstanding the other provisions of the RSU Agreement and the Plan, I understand that for purposes of my election to defer my Cash Director's Fee, the term “Retirement” shall mean I am not re-elected upon the expiration of my term of office as a director of the Company.

Participant's Initials: ________

RESTRICTED STOCK UNIT AGREEMENT
Under the
TEXAS INDUSTRIES, INC. MANAGEMENT DEFERRED COMPENSATION PLAN

This Restricted Stock Unit Agreement (“RSU Agreement”) is incorporated into and made a part of the Election Agreement to which it is attached, and is between the Participant named in such Election Agreement (“Participant”) and TEXAS INDUSTRIES, INC., pursuant to the Texas Industries, Inc. Management Deferred Compensation Plan.

ARTICLE I

Definitions

(a)
“Award Date” means the date on which a Cash Payment or an award of restricted stock units under the 2004 Omnibus Plan would have been made to Participant but for his or her election to receive RSUs under the Plan in lieu of such Cash Payment or award of restricted stock units.

(b)
“Cash Payment” means a cash payment identified in an attached Election to Defer, the payment of some or all of which Participant has elected to defer and to receive RSUs under the Plan in lieu thereof, provided that no amount will be treated as a “Cash Payment” for purposes of the Election Agreement unless an election to defer all or a portion of such amount on the Effective Date would comply with the rules regarding the timing of an initial deferral election of such amount for purposes of Code Section 409A.

(c)    “Common Stock” means shares of the Company's Common Stock, $1.00 par value.

(d)	“Company” means Texas Industries, Inc., a Delaware corporation, and any successor thereto.

(e)
“Deferral Period” means a period of time (expressed in whole years) beginning on the applicable Award Date and ending on the date specified by Participant in the applicable Election to Defer that shall not be earlier than the fourth anniversary of the Award Date.

(f)
“Disability” means a physical or mental condition that entitles the Participant to receive disability benefits under any long-term disability plan maintained by the Company or its Affiliates or Subsidiaries and covering the Participant, provided that the definition of disability applied under such plan complies with the requirements for treating the Participant as “disabled” pursuant to Code Section 409A.

(g)	“Dividend Equivalent” is defined in Article V.

(h)	“Effective Date” means the date of the Election Agreement.

(i)
“Election Agreement” means the written Election Agreement to which this RSU Agreement is attached which has been executed by Participant as of the date shown thereon and which sets forth Participant's election to defer receipt of a specified portion of Participant's Cash Payment and restricted stock unit award under the 2004 Omnibus Plan for the applicable Deferral Period, and which authorizes the Company to credit such amount to the Participant in the form of an award of RSUs under the Plan.

(j)	“Fiscal Year” means the fiscal year of the Company which is the twelve-month period beginning each June 1 and ending the following May 31.

(k)	“Matching RSUs” means additional RSUs, if any, awarded to Participant pursuant to Article II, Sections (a)(2) and (b)(2).

(l)	“Plan” means the Texas Industries, Inc. Management Deferred Compensation Plan, as it may be amended from time to time.

(m)
“RSUs” means restricted stock units awarded under the Plan, each of which is a unit of measurement of compensation payable to a Participant under the Plan equivalent to the Fair Market Value (as defined in the Plan) of one Share.

(n)
“Separation from Service” means a “separation from service” from the Company, or if the Participant instead is performing services for an Affiliate or Subsidiary of the Company on the Effective Date, then such Affiliate or Subsidiary, within the meaning of Section 409A(a)(2)(A)(i) of the Code or successor provision thereto and the Treasury Regulations issued thereunder.

(o)	“Share” means a share of Common Stock.

(p)
“Successor” means the legal representative of the estate of a deceased Participant or the person or persons who shall acquire any rights under this RSU Agreement by bequest or inheritance or by reason of the death of Participant.

(q)	Each other capitalized term that is used but not defined in this RSU Agreement shall have the meaning prescribed in the Plan and the Election Agreement.

ARTICLE II

Award of RSUs and Matching RSUs

(a)	If Participant has elected to defer all or part of his or her Cash Payment pursuant to the Election Agreement and receive RSUs in lieu thereof, then:

(1)
On the applicable Award Date, Participant's account under the Plan shall be credited with a number of whole RSUs (rounded down to the nearest whole share) determined by dividing (i) the amount of the Cash Payment Participant elected to defer by (ii) the Fair Market Value of a share of Common Stock on the applicable Award Date. Any amount in respect of a fractional share shall be promptly paid to Participant in cash on or promptly after the applicable Award Date but no later than the deadline for payment of the Cash Payment under the terms of the applicable plan or program to which it relates.

(2)
An additional award of RSUs shall be made to Participant in the form of Matching RSUs effective on the applicable Award Date. The rate at which RSUs will be matched with awards of Matching RSUs is set forth in the applicable Election to Defer.

(b)	If Participant has elected to defer all or part of his or her award of restricted stock units under the 2004 Omnibus Plan pursuant to the Election Agreement and receive RSUs in lieu thereof, then:

(1)
On the applicable Award Date, Participant's account under the Plan shall be credited with a number of RSUs equal to the number of restricted stock units under the 2004 Omnibus Plan that the Participant elected to defer.

(2)
An additional award of RSUs shall be made to Participant in the form of Matching RSUs effective on the applicable Award Date. The rate at which RSUs will be matched with awards of Matching RSUs is set forth in the applicable Election to Defer.

ARTICLE III

Restrictions and Adjustments

(a)
Except as otherwise provided in the Plan or this RSU Agreement, Participant may not sell, transfer, pledge, assign or otherwise dispose of the RSUs or Matching RSUs which Participant elects to receive or is granted pursuant to this RSU Agreement.

(b)
This Award shall not entitle Participant to any voting rights, dividends (other than Dividend Equivalents as provided in Article V), rights upon liquidation or other rights of owners of the Company with respect to any RSUs and Matching RSUs unless and until shares of Common Stock are issued to Participant in respect of such RSUs and Matching RSUs as provided herein.

ARTICLE IV

Vesting, Forfeiture and Settlement

(a)
RSUs, but not the related Matching RSUs, which Participant has elected to receive pursuant to an Election to Defer in the Election Agreement and Article II, Section (a) of this RSU Agreement shall be fully vested on the applicable Award Date.

13

This election to defer compensation and to receive an award of Restricted Stock Units in lieu thereof, must be properly completed, signed, dated and submitted to [______________] no later than May 31, [20___], or it will not be accepted by the Company as a valid election.

(b)
RSUs, but not the related Matching RSUs, which Participant has elected to receive pursuant to an Election to Defer in the Election Agreement and Article II, Section (b) of this RSU Agreement shall vest on the fourth anniversary of the applicable Award Date.

(c)	Matching RSUs awarded pursuant to the Election Agreement and Article II shall vest on the fourth anniversary of the Award Date applicable to such Matching RSUs.

(d)
Notwithstanding the provisions of Article IV, Sections (b) and (c) of this RSU Agreement, in the event of a Participant's Separation from Service on account of death, Disability or Retirement prior to the fourth anniversary of an Award Date, the unvested RSUs and Matching RSUs shall vest immediately; provided, however, that for purposes of all RSUs and related Matching RSUs attributable to a deferral of an award of restricted stock units under the 2004 Omnibus Plan, no such vesting shall occur upon a Separation from Service on account of the Participant's Retirement unless such Separation from Service occurs more than twelve months after the Effective Date.

(e)
Upon Participant's Separation from Service with the Company, its Affiliates and its Subsidiaries prior to the fourth anniversary of an applicable Award Date for any reason or under any circumstances other than those described in Article IV, Section (d) above, all of the unvested RSUs and Matching RSUs with respect to which such Award Date applies shall terminate and Participant shall thereafter have no further rights or interests in such RSUs and Matching RSUs.

(f)
The Company shall make payment to Participant in settlement of the vested RSUs and Matching RSUs upon the earlier of: (i) the last day of the applicable Deferral Period or (ii) if Participant's Separation from Service occurs prior to the last day of the Deferral Period, within 90 days following Participant's Separation from Service, provided that the timing of the actual payment within such 90-day period shall be in the sole discretion of the Company and Participant shall have no election with respect to the timing of such payment.

(g)
Vested RSUs and Matching RSUs shall be settled by the issuance of a number of whole Shares equal to the number of vested whole RSUs (except cash will be paid in lieu of any fractional RSU). Upon full settlement of all of Participant's vested RSUs and Matching RSUs, this RSU Agreement shall terminate.

(h)
Any provision of the Plan or the Election Agreement (including this RSU Agreement) to the contrary notwithstanding, to the extent required by Section 409A of the Code and Treasury regulations issued thereunder, if Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of the date of Participant's Separation from Service, no payment or other distribution of an amount pursuant to this Agreement that is deferred compensation subject to Section 409A of the Code that is to be made on account of such Separation from Service shall be made or commence sooner than six months from the date of such Separation from Service (or, if earlier, the date of Participant's death). In such case, all payments that were scheduled to be made within such six-month period shall be accumulated without interest and paid in a single payment on the first day of the seventh calendar month following such Separation from Service.

ARTICLE V

Dividend Equivalents

If a cash dividend is paid on the Common Stock while Participant holds outstanding RSUs and Matching RSUs that have not been settled, Participant shall be credited with a dividend equivalent in an amount equal to the dividends Participant would have received if Participant had been the owner of a number of Shares equal to the number of RSUs and Matching RSUs credited to Participant on such dividend payment date (the “Dividend Equivalent”). Any such Dividend Equivalent shall be converted into additional RSUs or Matching RSUs as of the dividend payment date by dividing the amount of the Dividend Equivalent by the Fair Market Value of a Share on the dividend payment date. Such additional RSUs and Matching RSUs shall be subject to the same terms and conditions and shall vest in the same manner and at the same time as the RSUs and Matching RSUs with respect to which the Dividend Equivalent is credited.

ARTICLE VI

Change of Control

(a)
If a Change of Control (as defined below) occurs, all RSUs and Matching RSUs shall become fully vested, if not already vested, and shall be settled no later than 10 days following such Change of Control in the manner set forth in Article IV, Section (g). Upon full settlement of all of Participant's vested RSUs and Matching RSUs following a Change of Control, this RSU Agreement shall terminate.

(b)	“Change of Control” means the occurrence of any of the following after the Grant Date:

(i)
Any person becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities that have the right to vote for the election of directors generally. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 13(d)(3) and 14(d)(2) thereof, including a “group” as defined in Section 13(d) thereof, other than (1) any employee plan established by the Company, (2) the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) an entity owned, directly or indirectly, by security holders (including, without limitation, warrant or option holders) of the Company in substantially the same proportions as their ownership of the Company. “Beneficial owner” shall have the meaning ascribed to such term in Rule 13d-3 under such act.

(ii)	Continuing Directors cease for any reason to constitute a majority of the directors of the Company then serving. “Continuing Directors” means directors of the Company who were:

(x)	directors on the Grant Date, or

(y)	elected or nominated for election with the approval of a majority of the directors who, at the time of such election or nomination, were Continuing Directors.

(iii)
A merger, consolidation or other business combination (including an exchange of securities with the security holders of an entity that is a constituent in such transaction) of the Company with any other entity, unless the voting securities of the Company outstanding immediately prior to such merger, consolidation or business combination continue to represent at least a majority of the combined voting power of the securities having the right to vote for the election of directors generally of the Company or the surviving entity or any parent thereof outstanding immediately after such merger, consolidation or business combination (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or parent thereof).

(iv)
The Company (taken as a whole with its subsidiaries) sells, leases or otherwise disposes of all or substantially all of its assets (in one transaction or a series of related transactions, including by means of a sale, lease or disposition of the assets or equity interests in one or more of its direct or indirect subsidiaries), other than such a sale, lease or other disposition to an entity of which at least a majority of the combined voting power of the outstanding securities are owned directly or indirectly by stockholders of the Company.

(v)
The occurrence of any other event or circumstance that results in the Company filing or being required to file a report or proxy statement with the Securities and Exchange Commission disclosing that a change of control of the Company has occurred.

(c)
Notwithstanding the preceding, a Change of Control shall not be deemed to have occurred for purposes of this Section unless such Change of Control also satisfies the requirements for a permitted distribution event with respect to such Participant for purposes of Code Section 409A(a)(2)(A)(v).

ARTICLE VII

Securities Act Compliance

Participant may not sell or otherwise dispose of Shares received pursuant to this RSU Agreement unless Participant first satisfies himself/herself that such Shares have been duly registered under the Securities Act of 1933 or that under such Act no prospectus and no compliance with Regulation A of the Securities and Exchange Commission are required for such sale or disposition and that no state license or permit is necessary for such sale or disposition, or that such a state license or permit, if required, has been duly issued.

ARTICLE VIII

Income and Employment Taxes

(a)
Participant shall be liable for any and all income taxes arising out of the grant, the vesting or a payment in settlement of RSUs and Matching RSUs hereunder. The Company shall have the power and the right to deduct or withhold, or require Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this RSU Agreement. The Committee may, in its sole discretion, permit Participant to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. If permitted by the Committee, any election by Participant related to share withholding shall be irrevocable, made in writing and signed by Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(b)
The Company shall be entitled to take any of the following actions in order to satisfy FICA and other employment tax withholding obligations arising on account of the grant, the vesting or a payment in settlement of RSUs and Matching RSUs hereunder: (i) deduct from any amount accrued or payable under this RSU Agreement, including withholding Shares, the amount equal to the FICA and other employment taxes as may be required by law to be withheld with respect thereto, (ii) require Participant to pay to the Company such withholding taxes, or (iii) deduct from any other compensation payable to Participant the amount of any withholding obligations with respect to amounts accrued or payable under this RSU Agreement. The Committee shall determine in its discretion which of the above actions shall be taken in order to satisfy FICA and employment tax withholding obligations arising on account of amounts accrued or payable under this RSU Agreement, including but not limited to withholding from amounts not otherwise payable at such time or attributable to Shares not otherwise issuable at such time by accelerating the issuance of Shares or the payment of such amounts, to the extent permitted under Treasury Regulation Section 1.409A-3(j)(4)(vi).

ARTICLE IX

Other Terms

(a)
Participant understands that nothing in the Plan or this RSU Agreement shall confer upon Participant any right to continue in the employ or in the service of the Company, an Affiliate or a Subsidiary or interfere in any way with the right of the Company, an Affiliate or a Subsidiary to terminate his or her employment or services at any time, with or without cause.

(b)
This RSU Agreement shall be non-transferable and non-assignable except by will and by the laws of descent and distribution to the extent that on the date of Participant's death there were vested RSUs and vested Matching RSUs that had not yet been settled.

(c)
Participant or Successor of Participant agrees that any dispute or disagreement which may arise hereunder shall be determined by the Board of Directors or the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors or the Committee of the terms of the Plan or this RSU Agreement shall be final and binding and conclusive, for all purposes, upon the Company, Participant or the Successor of Participant. No member of the Board or the Committee shall be liable to any person for any action, failure to act, omission or determination taken or made in good faith with respect to the Plan or this RSU Agreement.

(d)
Any notice given by the Company to Participant shall be effective to bind any person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Participant of the existence, maturity or termination of any of Participant's rights hereunder and Participant shall be deemed to have familiarized himself/herself with all matters contained herein and in the Plan which may affect any of Participant's rights and privileges hereunder.

(e)
This RSU Agreement is subject to the Plan and its terms and provisions (including any subsequent amendments thereto), which Plan and its terms and provisions are by this reference incorporated herein. In the event of a conflict between any term or provision contained herein and a term or a provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(f)
Subject to Article 12 of the Plan, the Election Agreement (including this RSU Agreement) may be amended by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives. Notwithstanding the preceding sentence, the Company may amend the Election Agreement (including this RSU Agreement) to the extent permitted by the Plan.

(g)
The amounts payable pursuant to this RSU Agreement are intended to be compensation that complies with the requirements of and therefore is not subject to the tax imposed by Section 409A of the Code, and this RSU Agreement and the Plan shall be limited, construed and interpreted in accordance with such intent. To the extent that any payment or benefit hereunder is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including Treasury regulations issued thereunder and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.